PRESS RELEASE

China BAK Reports Fourth Quarter and Fiscal Year 2010 Financial Results

Shenzhen, China – November 30, 2010 – China BAK Battery, Inc. (“China BAK”, the “Company”, or “we”) (Nasdaq: CBAK), a leading global manufacturer of lithium-based battery cells, today announced its financial results for the fourth quarter and fiscal year ended September 30, 2010.

Recent Achievements and Highlights

•	Gross margin improved to 9.5% in the fourth quarter of fiscal 2010 from a gross loss in the previous quarter

•	Reported another quarter of positive cash flow of $4.5 million from operating activities, reflecting continued progress in the Company’s turnaround plan

•	In September 2010, the Company’s Tianjin facility, BAK Tianjin, signed a new contract to supply lithium-ion high-power batteries to leading e-bike manufacturer, Geoby Electric Vehicle Co., Ltd.

•	In November 2010, China BAK's lithium-ion high-power batteries powered Chery Automobile Co., Ltd.’s first Lithium-ion solution electric vehicle (EV), Ruilin M1

•	In November 2010, BAK Tianjin signed an agreement to supply its high-power lithium energy storage solution – Uninterruptible Power Supply (UPS) to China Sanke Electrical Co., Ltd.

During the quarter ended September 30, 2010, the Company recorded $4.0 million in non-cash expense items following a strategic review of its operations. The Company has presented non-GAAP gross profit, operating income (loss), net income (loss) and diluted loss per share excluding the impact of non-cash items on its financial results for the three months ended September 30, 2010, June 30, 2010 and September 30, 2009 and for the fiscal year ended September 30, 2010 and September 30, 2009. A reconciliation of these non-GAAP measures to the corresponding GAAP measure is provided in Table 4a below. (Table 4b, below, shows a similar reconciliation for the fiscal years ended September 30, 2009 and 2010.). The Company uses the non-GAAP information in its internal performance measures to analyze performance between periods, develop internal projections and measure management performance. The Company believes the non-GAAP results provide investors with a measurement of operating results which are comparable with subsequent periods.

Fourth Quarter Fiscal Year 2010 Financial Results

Net revenues for the fourth quarter were $55.6 million, down 5.1% from $58.6 million last quarter and down 3.4% from $57.6 million for the same period in fiscal 2009.

Revenues from prismatic products, including aluminum-case cells and battery packs, which are used in mobile phones and certain personal electronic devices, were $43.1 million, up 0.7% from $42.8 million last quarter and up 14.8% from $37.5 million for the same period in fiscal 2009.

Revenues from cylindrical cells used in notebook computers were $8.9 million, down 30.3% from $12.8 million sequentially and down 40.9% from $15.0 million for the same period in fiscal 2009.

Revenues from lithium polymer cells, used in personal electronic devices such as PDAs, MP3 players and Bluetooth devices, were $3.0 million, up 30.0% from $2.3 million in the last quarter and down 39.6% from $4.9 million in the same period in fiscal 2009.

Revenues from high-power lithium battery cells, used in electric bicycles, power tools, uninterruptible power supplies, and other applications manufactured at the Company’s Tianjin facility, were $0.6 million, down 9.7% from last quarter and up more than 9 times the revenue from the same period in fiscal 2009.

Gross profit for the fourth quarter of fiscal year 2010 was $5.3 million, or 9.5% of net revenues, compared to gross loss of $1.2 million in the last quarter and gross profit of $8.1 million, or 14.1% of net revenues, in the fourth quarter of fiscal 2009. The sequential improvement in gross margin was mainly attributable to the Company recording a recovery of stock provision of $0.7 million in the fourth quarter of fiscal 2010 compared with a provision for obsolete inventory of $5.6 million in the last quarter. The year-over-year decline in gross was a result of the Company’s adoption of a competitive pricing strategy for its cylindrical cells to increase its market share in the OEM market and sales of slow-moving inventory at discount to improve the Company’s operating cash flow.

Operating expenses totaled $12.6 million, or 22.6% of revenue, in the fourth quarter compared to $17.2 million, or 29.4% of revenue, in the last quarter and $9.0 million, or 15.7% of revenue, in the fourth quarter of fiscal 2009. Operating expenses in the fourth quarter of fiscal 2010 include an impairment charge of $2.0 million and a provision for doubtful debts of $1.3 million, compared with an impairment charge of $5.1 million and a provision for doubtful debts of $3.4 million in the last quarter and a provision for doubtful debts of $1.9 million in the fourth quarter of 2009. Research and development expenses were $1.9 million, or 3.4% of revenue, as compared to $2.1 million, or 3.6% of revenue in the last quarter and $1.6 million, or 2.8% of revenue in the same quarter of fiscal 2009. Sales and marketing expenses were $2.5 million, or 4.6% of revenue compared to $2.6 million, or 4.4% of revenue in the last quarter and $1.8 million, or 3.2% of revenue in the same quarter of fiscal 2009. General and administrative expenses were $6.2 million, or 11.2% of revenue compared to $7.4 million, or 12.7% of revenue in the last quarter and $5.6 million or 9.7% of revenue in the same quarter of fiscal 2009.

Operating loss for the fourth quarter was $7.3 million compared to $18.4 million in the last quarter and $0.9 million in the same quarter of fiscal 2009. Excluding the impact of non-cash items, including provisions for doubtful debts, obsolete inventories and impairment charges related to strategic review of business operations, non-GAAP operating loss was $3.3 million in the fourth quarter of fiscal 2010 compared to non-GAAP operating loss of $3.9 million in the last quarter and non-GAAP operating income of $3.6 million in the same period a year ago.

Net loss was $8.6 million, or diluted loss per share of $0.14, in the fourth quarter of fiscal 2010 compared to net loss of $18.3 million, or diluted loss per share of $0.29, in the last quarter and net loss of $1.4 million, or diluted loss per share of $0.02, in the same quarter of fiscal 2009. Excluding the impact of non-cash items, including provisions for doubtful debts, obsolete inventories and impairment charges related to strategic review of business operations, non-GAAP net loss for the fourth quarter of fiscal 2010 was $4.6 million, or a loss of $0.08 per diluted share, compared to non-GAAP net loss of $3.8 million in the previous quarter, or a loss of $0.06 per diluted share, and non-GAAP net income of $3.2 million, or earnings of $0.06 per diluted share in the same period a year ago.

Fiscal Year 2010 Financial Results

For fiscal year 2010, net revenues were $214.8 million, up 1.7% from $211.1 million in fiscal 2009, gross profit was $22.7 million or 10.6% of net revenues, down 15.3% from $26.8 million or 12.7% of net revenues for fiscal 2009. Operating loss was $27.7 million compared to $7.0 million in fiscal 2009. Excluding the impact of non-cash items, including provisions for doubtful debts, obsolete inventories and impairment charges related to strategic review of business operations, non-GAAP operating loss was $1.8 million in fiscal 2010 compared to non-GAAP operating income of $5.3 million in fiscal 2009. Net loss was $32.8 million, or diluted loss per share of $0.53, compared to net loss of $14.0 million, or diluted loss per share of $0.25, in fiscal 2009. Excluding the impact of non-cash items, including provisions for doubtful debts, obsolete inventories and impairment charges related to strategic review of business operations, non-GAAP net loss for fiscal 2010 was $6.8 million, or a loss of $0.11 per diluted share, compared to non-GAAP net loss of $1.6 million, or loss of $0.02 per diluted share in fiscal 2009.

Financial Condition

On September 30, 2010 China BAK had $22.6 million in cash and cash equivalents. For the fourth quarter of fiscal year 2010, Days Sales Outstanding increased to 134 days from 125 days last quarter and Days Sales of Inventory increased to 115 days from 106 days last quarter. Short-term bank loans and long-term bank loans totaled $179.3 million as compared to $180.2 million on June 30, 2010. Shareholders’ equity totaled $150.4 million. China BAK had $62.1 million available for borrowing under its credit facilities. The Company generated $4.5 million from cash flow from operating activities in the fourth quarter of fiscal 2010.

Business Outlook

“In the second half of fiscal 2010, we successfully moved forward with our turnaround plan to achieve positive operating cash flow and reduce our debt levels. In the fourth quarter of fiscal 2010, we reported further sequential improvement in gross margin as our management team continued to implement cost control and efficiency measures,” commented Jun Zou, Chief Financial Officer of China BAK.

“China’s EV market presents an exciting growth opportunity and we continue to advance our sales and marketing efforts to promote our high-power lithium batteries used in EVs, E-bikes and UPS - energy storage solution. Our batteries now power new EVs launched by China’s major automobile manufacturer, Chery and e-bikes manufactured by leading e-bike manufacturer, Geoby Electric. We expect a significant increase in revenue contribution in this area in fiscal 2011. In addition, our shipments of prismatic battery packs to OEM customers nearly doubled from last year, further strengthening our leading position in cellular phone market. In the year ahead, we expect to further increase our supply of battery packs to valued OEM customers,” commented Mr. Xiangqian Li, CEO of China BAK.

Conference Call

China BAK will host a conference call at 8:00 a.m. ET on Tuesday, November 30, 2010 to discuss results for the fourth quarter and Fiscal Year 2010 ended September 30, 2010. Joining Xiangqian Li, China BAK's President and Chief Executive Officer on the call will be Jun Zou, Chief Financial Officer. To participate in the conference call, please dial the following number approximately fifteen minutes prior to the scheduled conference call time: 877-847-0047 or 212-444-0113. International callers should dial 852-3006-8101. The pass code for the call is 636-070. If you are unable to participate in the call at this time, a replay will be available from 11:00 a.m. ET on Tuesday, November 30, 2010 through 11:00 a.m. ET, Tuesday, December 14, 2010. To access the replay, please dial 866-572-7808. International callers should dial 852-3012-8000. The pass code for the replay is 636-070. The conference call will be broadcast live over the Internet and can be accessed by all interested parties on the China BAK website at http://www.bak.com.cn/. To listen to the live webcast, please go to China BAK’s website at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, after the call a replay will be available on China BAK’s website for a period of one year.

About China BAK Battery Inc.

China BAK Battery, Inc. (NASDAQ: CBAK) is a leading global manufacturer of lithium-based battery cells. The Company produces battery cells that are the principal component of rechargeable batteries commonly used in cellular phones, notebook computers and portable consumer electronics such as digital media devices, portable media players, portable audio players, portable gaming devices, and PDAs. China BAK Battery, Inc.’s production facilities, located in Shenzhen and Tianjin, PRC, cover over three million square feet and have been recently expanded to support the production of larger batteries for various types of vehicles. For more information regarding China BAK Battery, Inc., please visit http://www.bak.com.cn.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All “forward-looking statements” relating to the business of China BAK Battery, Inc. and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: risks related to China BAK’s business and risks related to operating in China. Please refer to China BAK’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, as well as China BAK's Quarterly Reports on Form 10-Q that have been filed since the date of such annual report, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. China BAK’s actual results could differ materially from those contained in the forward-looking statements. China BAK undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

For more information, please contact:

Mr. Jun Zou
China BAK Battery, Inc.
Chief Financial Officer
Tel: +86 (755) 8977-0598
E-mail: ir@bak.com.cn

Mr. Marcus Cui
China BAK Battery, Inc.
Investor Relations Officer
Tel: +86 (755) 8977-0093
E-mail: ir@bak.com.cn

Ms. Elaine Ketchmere
CCG Investor Relations
Partner
Tel: +1-310-954-1345
E-mail: elaine.ketchmere@ccgir.com

-Financial Tables Follow-

Table 1

China BAK Battery, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income/(Loss)
For the Three Months and Fiscal Years Ended September 30, 2010 and 2009
 (Amounts in thousands, except per share data)

	Three Months Ended September 30,		Years Ended September 30,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)

Net Revenues	$55,594	$57,551	$214,803	$211,144
Cost of revenues	(50,286)	(49,457)	(192,140)	(184,388)
Gross profit	5,308	8,094	22,663	26,756

Operating expenses:
Research and development expenses	(1,875)	(1,629)	(7,398)	(5,643)
Sales and marketing expenses	(2,536)	(1,842)	(8,857)	(6,176)
General and administrative expenses	(6,253)	(5,563)	(27,137)	(21,990)
Impairment charge	(1,981)	-	(7,038)	-
Total operating expenses	(12,645)	(9,034)	(50,430)	(33,809)

Operating loss	(7,337)	(940)	(27,767)	(7,053)

Finance costs, net	(2,640)	(2,255)	(9,006)	(9,356)
Government grant income	221	244	714	637
Other (expense) / income	(46)	717	(78)	528
Loss before income taxes	(9,802)	(2,234)	(36,137)	(15,244)

Income tax benefit	1,224	874	3,354	1,253
Net loss	$(8,578)	$(1,360)	$(32,783)	$(13,991)

Other comprehensive income / (loss)	2,193	(112)	3,219	(355)
- Foreign currency translation adjustment
Comprehensive loss	$(6,385)	$(1,472)	$(29,564)	$(14,346)

Net loss per share:
-Basic	$(0.14)	$(0.02)	$(0.53)	$(0.25)
-Diluted	$(0.14)	$(0.02)	$(0.53)	$(0.25)

Weighted average shares outstanding:
-Basic	62,890	56,971	62,438	56,964
-Diluted	62,890	56,971	62,438	56,964

Table 2
China BAK Battery, Inc. and Subsidiaries
Consolidated Balance Sheets
As of September 30, 2010 and 2009
(Amounts in thousands)
	As of September 30,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$22,589	$30,678
Pledged deposits	9,426	31,115
Trade accounts receivable, net	86,198	83,292
Inventories	64,048	65,535
Prepayments and other receivables	5,513	4,632
Deferred tax assets	6,888	3,895
Assets held for sale	-	804
Total current assets	194,662	219,951

Property, plant and equipment, net	228,885	219,685
Lease prepayments, net	31,924	32,166
Intangible assets, net	184	239
Deferred tax assets	962	43
Total assets	$456,617	$472,084

Liabilities
Current liabilities
Short-term bank loans	$137,418	$139,159
Current maturities of long-term bank loans	11,956	16,114
Accounts and bills payable	93,725	92,572
Accrued expenses and other payables	22,411	18,425
Total current liabilities	265,510	266,270

Long-term bank loans, less current maturities	29,890	39,553
Deferred revenue	7,353	7,442
Other long-term payables	3,431	1,940
Deferred tax liabilities	-	278
Total liabilities	306,184	315,483

Commitments and contingencies

Shareholders’ equity:
Ordinary shares US$ 0.001 par value; 100,000,000 authorized; 57,737,481 and 63,612,526 issued and outstanding as of September 30, 2009 and 2010 respectively	64	58
Donation Shares	14,102	14,102
Additional paid-in-capital	124,551	101,161
Statutory reserves	7,315	7,227
Retained earnings / (accumulated deficit)	(19,542)	13,328
Accumulated other comprehensive income	28,010	24,791
Less: Treasury shares	(4,067)	(4,066)
Total shareholders’ equity	150,433	156,601
Total liabilities and shareholders’ equity	$456,617	$472,084

Table 3

China BAK Battery, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Three Months and Fiscal Years Ended September 30, 2010 and 2009
 (Amounts in thousands)

	Three Months Ended September 30,		Years Ended September 30,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)
Cash flow from operating activities
Net loss	$(8,578)	$(1,360)	$(32,783)	$(13,991)
Adjustments to reconcile net loss to net cash provided by / (used in)operating activities:
Depreciation and amortization	5,143	1,328	18,405	12,832
Provision for doubtful debts	1,336	1,864	10,441	7,725
(Recovery) / provision for obsolete inventories	(717)	1,059	4,719	929
Share-based compensation	1,420	1,622	3,780	3,725
Deferred income taxes	(742)	(1,020)	(4,041)	(2,024)
Impairment charge	1,981	-	7,039	-
Deferred revenue	(59)	(58)	(235)	(234)
Exchange loss / (gain)	614	(458)	1,326	(48)
Loss on disposal of Property, plant and equipment	-	6	-	6
Changes in operating assets and liabilities:
Trade accounts receivable	(6,688)	(15,306)	(11,067)	(8,375)
Inventories	2,321	(4,705)	(1,934)	1,043
Prepayments and other receivables	98	5,509	(1,390)	394
Accounts and bills payable	10,173	19,460	(1,105)	36,331
Accrued expenses and other payables	(1,825)	(2,162)	637	78
Net cash provided by / (used in)operating activities	$4,477	$5,779	$(6,208)	$38,391

Cash flow from investing activities
Purchases of property, plant and equipment	(3,000)	(6,807)	(23,238)	(40,431)
Payment in lease prepayment	-	-	-	(1,077)
Purchases of intangible assets	-	(13)	(14)	(140)
Proceeds from disposal of property, plant and equipment	-	10	-	10
Net cash used in investing activities	$(3,000)	$(6,810)	$(23,252)	$(41,638)

Cash flow from financing activities
Proceeds from borrowings	3,300	3,309	193,153	176,316
Repayment of borrowings	(6,660)	(22)	(212,180)	(151,448)
(Increase) / decrease in pledged deposits	(6)	(1,488)	21,877	(26,641)
Proceeds from issuance of capital stock, net	-	150	19,616	150
Net cash (used in) / provided by financing activities	$(3,366)	$1,949	$22,466	$(1,623)

Effect of exchange rate changes on cash and cash equivalents	(397)	121	(1,095)	(158)
Net (decrease) / increase in cash and cash equivalents	(2,286)	1,039	(8,089)	(5,028)
Cash and cash equivalents at the beginning of the period	24,875	29,639	30,678	35,706
Cash and cash equivalents at the end of the period	$22,589	$30,678	$22,589	$30,678

TABLE 4a

China BAK Battery, Inc. and subsidiaries Reconciliation of non-GAAP to GAAP measures
	For the quarter ended
	September 30, 2010	June 30, 2010	September 30, 2009

Gross Profit / (loss) as reported under GAAP	5,307,908	(1,207,145)	8,093,716
Add: (Recovery) / provision for obsolete inventories	(716,973)	5,573,979	1,059,705
Non-GAAP Gross Profit	4,590,935	4,366,834	9,153,421

Operating loss as reported under GAAP	(7,336,480)	(18,410,448)	(939,982)
Add: Provision for doubtful debts	1,336,468	3,447,312	1,863,828
Add: (Recovery) / provision for obsolete inventories	(716,973)	5,573,979	1,059,705
Add: Share-based compensation costs	1,420,061	414,912	1,622,578
Add: Impairment charge	1,980,741	5,057,745	-
Non-GAAP Operating (Loss) / Income	(3,316,183)	(3,916,500)	3,606,129

Net loss as reported under GAAP	(8,577,780)	(18,262,965)	(1,359,785)
Add: Provision for doubtful debts	1,336,468	3,447,312	1,863,828
Add: (Recovery) / provision for obsolete inventories	(716,973)	5,573,979	1,059,705
Add: Share-based compensation costs	1,420,061	414,912	1,622,578
Add: Impairment charge	1,980,741	5,057,745	-
Non-GAAP Net (Loss) / Income	(4,557,483)	(3,769,017)	3,186,326

Diluted Earnings / (Loss) Per Share reported under GAAP	$(0.14)	$(0.29)	$(0.02)
Add: Provision for doubtful debts	$0.02	$0.05	$0.03
Add: (Recovery) / provision for obsolete inventories	$(0.01)	$0.09	$0.02
Add: Share-based compensation costs	$0.02	$0.01	$0.03
Add: Impairment charge	$0.03	$0.08	$0.00
Non-GAAP Diluted (Loss) / Earnings Per Share	$(0.08)	$(0.06)	$0.06

Diluted weighted average number of common stock outstanding	62,890,069	62,887,664	56,971,049

TABLE 4b

China BAK Battery, Inc. and subsidiaries Reconciliation of non-GAAP to GAAP measures
	For fiscal year ended September 30,
	2010	2009

Gross Profit as reported under GAAP	22,663,398	26,756,412
Add: Provision for obsolete inventories	4,718,881	928,915
Non-GAAP Gross Profit	27,382,279	27,685,327

Operating Income (Loss) as reported under GAAP	(27,767,197)	(7,052,651)
Add: Provision for doubtful debts	10,441,329	7,724,963
Add: Provision for obsolete inventories	4,718,881	928,915
Add: Share-based compensation costs	3,779,858	3,724,901
Add: Impairment charge	7,038,486	0
Non-GAAP Operating Income (Loss)	(1,788,643)	5,326,128

Net Income (Loss) as reported under GAAP	(32,782,883)	(13,991,493)
Add: Provision for doubtful debts	10,441,329	7,724,963
Add: Provision for obsolete inventories	4,718,881	928,915
Add: Share-based compensation costs	3,779,858	3,724,901
Add: Impairment charge	7,038,486	0
Non-GAAP Net Income (Loss)	(6,804,329)	(1,612,714)

Diluted Earnings (Loss) Per Share reported under GAAP	$(0.53)	$(0.25)
Add: Provision for doubtful debts	$0.17	$0.14
Add: Provision for obsolete inventories	$0.08	$0.02
Add: Share-based compensation costs	$0.06	$0.07
Add: Impairment charge	$0.11	$0.00
Non-GAAP Diluted Loss Per Share	$(0.11)	$(0.02)

Diluted weighted average number of common stock outstanding	62,438,155	56,964,129

1 Note: This earnings release includes financial information that excludes the impact of the specified non-cash items set forth above, which are financial measures not permitted under US GAAP. For purposes of Regulation G, a non−GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet, or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided the table above which includes a reconciliation of gross profit, operating income (loss), net income (loss), and diluted earnings (loss) per share excluding the impact of the non-cash expense items indicated in the above table, to the figures as reported under GAAP. The Company uses the non-GAAP information in its internal performance measures to analyze performance between periods, develop internal projections and measure management performance. The Company's management believes that the presentation of this non-GAAP financial information provides useful information regarding the Company’s results of operations because it assists in measuring operating results, which are comparable with subsequent periods.

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